Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Jennison Mid-Cap Growth Fund, Inc.:

We consent to the incorporation by reference, in this registration statement (Nos. 811-07811 and 333-11785) on Form N-14, of our report dated October 27, 2008, on the statement of assets and liabilities, including the portfolio of investments, of the Jennison Mid-Cap Growth Fund, Inc. (hereafter referred to as the “Fund”) as of August 31, 2008, and the related statement of operations for the year then ended, the statement of changes in net assets for the year ended August 31, 2008, the ten-month period ended August 31, 2007 and the year ended October 31, 2006 and the financial highlights for the year ended August 31, 2008, the ten-month period ended August 31, 2007 and each of years in the three-year period ended October 31, 2006. The financial highlights for the year ended October 31, 2003 were audited by another independent registered public accounting firm, whose report dated December 22, 2003, expressed an unqualified opinion thereon  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Portfolio Holdings,” “Financial Statements” and “Agreement and Plan of Reorganization” in this registration statement on Form N-14.

KPMG LLP

New York, New York

December 5, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Nicholas-Applegate Fund, Inc.:

We consent to the incorporation by reference, in  this registration statement (Nos. 811-05019 and 033-38461) on Form N-14, of our report dated February 22, 2008, on the statement of assets and liabilities, including the portfolio of investments, of Nicholas-Applegate Growth Equity Fund (hereafter referred to as the “Fund”) as of December 31, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the two-year period then ended. The financial highlights for each of the years in the three-year period ended December 31, 2005, were audited by another independent registered public accounting firm whose report dated February 6, 2006, expressed an unqualified opinion thereon.  These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Portfolio Holdings,” “Financial Statements” and “Agreement and Plan of Reorganization” in this registration statement on Form N-14.

KPMG LLP

New York, New York

December 5, 2008